EXHIBIT 10.5

OPTION AGREEMENT

THIS AGREEMENT made as of December 11, 2018.

BETWEEN:

MMEX RESOURCES CORPORATION,

a Nevada corporation (“MMEX” or the “Company”)

-and-

MAPLE RESOURCES CORP,

a Delaware corporation (“Maple”)

- and -

WHEREAS, the Company has entered into that certain Securities Purchase Agreement as of October 5, 2018 (the “SPA”), with GS Capital Partners, LLC (the “Lender”) which also included a loan advance to the Company; and

WHEREAS, in order to complete the transaction, the Lender required the Company Class B Shareholders to enter into a Pledge Agreement (the “Pledge Agreement”) to pledge 100 percent of the Class B Shares; and

WHEREAS, the Pledge Agreement dated as of October 5, 2018, is made by and between (i) Maple, a Delaware corporation and related party to Jack W. Hanks (ii) the Trust, a related party to Bruce N. Lemons (Maple and Trust, each individually a “Pledgor” and together the “Pledgors”) and (iii) Lender; and

WHEREAS, the Pledgors are the registered owners of the issued Class B Common Stock or have options to purchase Class B Common Stock, (the “Pledged Shares”), holding the Pledged Shares for the benefit of the beneficial owners named on the signature page hereto;

WHEREAS, under the Pledge Agreement it is a condition precedent to the Lender making the Loan available to the Company that the Pledgors execute and deliver to Lender’s agent, as security for the obligations of the Borrower, a pledge of all of the Pledgors’ right, title and interest in and to the Pledged Shares; and

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WHEREAS, as consideration for entering into the Pledge Agreement, the Company agrees to grant to Maple an option (the “Maple Option”) to purchase 1,000,000 of the Class A Shares and 1,000,000 of the Class B Shares (the “Maple Option Shares”) in exchange for the payment to the Company of a per Option Share price equal to $.08, being the weighted average trading price of a share of MMEX Class A common stock as of this date (“Exercise Price”);

WHEREAS, as consideration for entering into the Pledge Agreement, Maple has agreed to grant to Trust an option (the “Trust Option”) to purchase 100,000 of the Class A Shares and 100,000 of the Class B Shares out of the Maple Option Shares (the “Trust Option Shares”) in exchange for the payment to Maple of the per Option Share Exercise Price.

WHEREAS, Maple agreed on March 6, 2017 to grant to the Trust an option to purchase 100,000,000 of the Class B Shares (the “March 6, 2017 Option”) from Maple in exchange for the payment to Maple of a per share price equal to the average trading price of a share of MMEX Class A common stock on the first trading day of MMEX’s announcement of the West Texas Project;

NOW, THEREFORE, IN CONSIDERATION of the obligations under the SPA and other good and valuable consideration, the parties agree as follows:

1.	Grant of Option: The Company hereby grants to Maple an option to purchase the Maple Option Shares, in whole or in part, at the Exercise Price. Maple hereby grants to the Trust an option to purchase the Trust Option Shares at the Exercise Price (both hereinafter referred to as the “Mutual Options or “Mutual Option Shares”).

2.	Exercise Period: The Mutual Options may be exercised by either Party by giving notice to the Company or Maple at any time prior to ten years from the date hereof (the “Exercise Date”). If such notice is not given on or before the Exercise Date, the Mutual Options shall then immediately expire and terminate.

3.	Exercise of Option: Maple may exercise the Maple Option by giving written (or other notice acceptable to the parties) to the Company (the “Exercise Notice”) within the period set out in Section 2. Nothing contained in this agreement shall obligate the either Party to pay for the Option Shares, except upon his exercise of the Option. At the written request of Trust, Maple agrees to exercise, in whole or in part, such amount of Maple Option Shares to satisfy any request of Trust to exercise its Trust Option. In lieu of payment of the Exercise Price in cash, Maple (or the Trust, as applicable) the Holder may elect to receive a number of shares of Class A common stock and/or Class B common stock, as applicable, equal to the value of the portion of the Option being exercised, computed using the following formula:

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X = (A - B) x C where: A

X =	the number of shares to be issued to the older;

A =	the fair market value of one share of common stock on the date of net issuance exercise, as determined by the Company’s board of directors;

B =	the Exercise Price (as adjusted to the date of such calculation); and

C =	the number of shares as to which the holder elects to exercise.

4.	Extension of March 6, 2017 Option: Maple and the Trust hereby amend and extend the March 6, 2017 Option to extend the option exercise date to the Exercise Date as provided herein.

5.	Substitution of Other MMEX Shares; Adjustment of Number of Shares in the Event of Stock Splits, Merger, etc.: The Company may, at its option, substitute, in whole or in part, its Class A common shares or its Class B common shares (of equal number) of MMEX to deliver to Maple pursuant to the exercise of the Maple Option in lieu of the Maple Option Shares or may direct that its affiliates deliver Class A common shares or Class B shares of MMEX (of equal number) in lieu of the Maple Option Shares. In the event of stock splits, a merger or other corporate action that results in a change in the number of Mutual Option Shares, the number of Mutual Option Shares subject to this Option Agreement shall be appropriately adjusted up or down.

6.	Closing of Share Sale: If Mutual Option Shares are exercised, the sale of the Mutual Option Shares (or MMEX common shares substituted therefor), shall be completed on the date that is no more than 10 days after the date on which the Exercise Notice is delivered or such other date as the parties may agree upon (such completion date being referred to as the “Closing Date”). The effective date of the sale of the Mutual Option Shares shall be the Exercise Date. On the Closing Date:

(a)	Maple or Trust shall deliver the Purchase Price to the Company; and

(b)	The Company shall deliver or cause to be delivered to Maple or the Trust, respectively, the certificates or electronic book entry representing the Maple Option Shares.

7.	No Assignment: Neither this agreement nor any of the rights under this agreement may be assigned without consent.

8.	Notices: Any notice, direction or other document required or permitted to be given pursuant to this agreement shall, unless otherwise specifically provided, be given in writing and may be mailed, postage prepaid by registered mail, or personally served upon the appropriate party or may be delivered by electronic means as follows:

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(a)	If to MMEX:

Maple Resources Corp. 3616 Far West Blvd #117-321 Austin, Texas 78731 USA Attn: Mr. Jack Hanks Email: jack.hanks@mmexresources.com

(b)	if to Maple:

Maple Resources Corp. 3616 Far West Blvd #117-321 Austin, Texas 78731 USA Attn: Mr. Jack Hanks Email: jwhanks@maplecos.com

(c)	if to the Trust at:

BNL Family Trust 6780 West Cougar Ave. Las Vegas, NV 89139 Attn: Mr. Jerry W. Slusser Email: jwslusser@g-tec.net

9.	Additional Documents; Counterparts: Each party shall, from time to time and without additional consideration, perform all acts and execute and deliver all documents required to carry out to give full effect to the terms of this agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and same Agreement, and each of such counterparts may be delivered electronically.

10.	Headings: The insertion of headings in this agreement is for convenience of reference only and shall not affect the interpretation of this agreement.

11.	Entire Agreement: This agreement constitutes the entire agreement between the parties with respect to the granting of the options and, except as stated in this agreement and in any documents to be executed and delivered pursuant hereto, contains all of the agreements between the parties, and there are no verbal agreements or understandings between the parties not reflected in this agreement. This agreement may not be amended or modified in any respect except by written agreement executed by both parties.

12.	Time is of the Essence: Time shall be of the essence in this agreement.

13.	Applicable Law: This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws in force in the State of Texas.

14.	Binding Effect: This agreement shall enure to the benefit of and be binding upon MMEX, Maple and the Trust and their respective heirs, legal representatives and successors.

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IN WITNESS WHEREOF this agreement has been duly executed by the parties.

/s/ JACK W. HANKS
Jack W. Hanks, on behalf of MMEX

/s/ JACK W. HANKS
Jack W. Hanks, on behalf of Maple

/s/ JERRY W. SLUSSER
Jerry W. Slusser on behalf of the Trust

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